                              CONSULTING AGREEMENT


     THIS AGREEMENT is made as of the 14th day of March, 1997 by and between Pacific Trade and Development Corp., a Nevada corporation (hereinafter called Pacific), and American Technologies Group Inc., a Nevada corporation (hereinafter called ATG).


                                R E C I T A L S:


     WHEREAS, ATG desires management, marketing and financial consulting including general corporate guidance (the "Services");

     WHEREAS, Pacific is capable of providing such consulting services.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, ATG and Pacific hereby agree as follows:

     1. ENGAGEMENT. Upon the terms, and subject to the terms and conditions, contained herein, ATG hereby engages Pacific, through the services of Donald W. Wright, among others, to provide the Services and Pacific agrees to serve as a special consultant to the Chairman of the Board and to provide the Services. Pacific shall devote such time and attention as Pacific reasonably determines is necessary to successfully provide the Services. As part of Pacific's obligations hereunder, Pacific shall:

          a) Familiarize itself as required with the business, operations, properties, conditions (financial and otherwise) and prospects of ATG and its subsidiaries;

          b) Consult and assist the Company in developing a general strategy regarding corporate structure, mergers and acquisitions;

          c) Render such other consulting services as ATG may from time to time request.

     2. FEES. As compensation for the Services rendered by Pacific hereunder, ATG shall pay Pacific at the rate of $8,000 per month, in arrears, prior to the last day of the month during which such payment was earned, with the first payment due on or before April 30, 1997.

     3. STOCK OPTION.

          3.1 As additional compensation to Pacific hereunder, ATG hereby grants to Pacific the right and option to purchase (the "Option"), on the terms and conditions hereinafter set forth, an aggregate of 200,000 shares of the common stock (the "Common Stock") of ATG (the "Option Shares") at an exercise price of $2.50 per share, payable in cash. The Option shall vest in twenty-five percent (25%) increments on March 15, June 15, September 15 and December 15, 1997 provided the Agreement is in effect on such date.

          3.2 Once exercisable, the Option shall remain so exercisable until February 28, 2001 and thereafter, if not exercised, shall be null and void.

          3.3 Pacific and Donald W. Wright ("Wright") hereby warrant and represent to ATG as follows, each of which representation and warranty is material and is being relied upon by ATG and each of which is true at and as of the date hereof and will be true at the time of exercise of the Option:

               3.3.1 that Pacific is acquiring the Option, and if Pacific exercises the Option will acquire the Option Shares, for Pacific's own account and not with a view to their resale or distribution and that Pacific is prepared to hold the Option and the Option Shares, if acquired, for an indefinite period and has no present intention to sell, distribute or grant any participating interests in the Option or the Option Shares, if acquired. Pacific hereby acknowledges the fact that the Option Shares will not be registered under the Securities Act of 1933, as amended (the "1933 Act") or any applicable state securities laws.

               3.3.2 that Pacific has been informed that the Option and the Option Shares may not be resold or transferred unless first registered under Federal and state securities laws or unless an exemption from such registration is available. Accordingly, Pacific hereby acknowledges that Pacific is prepared to hold the Option and the Option Shares for an indefinite period of time.

               3.3.3 that Pacific has a preexisting business or personal relationship with ATG, that it is aware of the business affairs and financial condition of ATG and that Pacific has such knowledge and experience in business and financial matters with respect to companies in business similar to ATG to enable Pacific to evaluate the risks of the prospective investment and to make an informed investment decision with respect thereto. Pacific further acknowledges that ATG has made available to Pacific the

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

opportunity to ask questions and receive answers from ATG concerning the terms and conditions of the issuance of the Option and the Option Shares and that Pacific could be reasonably assumed to have the capacity to protect its own interests in connection with such investment.

               3.3.4 that Pacific realizes that its purchase of the Option and the Option Shares is a speculative investment and that Pacific is able, without impairing its financial condition, to hold the Option and the Option Shares for an indefinite period of time and to suffer a complete loss of its investment.

               3.3.5 that Wright is the principal shareholder of Pacific and that at least 50% of the outstanding capital stock of Pacific is owned by Accredited Investors as defined by the California Corporations Code.

     4. NO TRANSFER: Pacific shall not transfer, encumber, alienate or dispose, by gift or otherwise, all or any part of the Option Shares, except to officers or directors of Pacific or as may be permitted by law.

     5. RESTRICTIVE LEGEND: In order to reflect the restrictions on disposition of the Option Shares, the stock certificates for such shares will be endorsed with the a legend substantially as follows:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 OR APPLICABLE STATE LAW, AND MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION THEREUNDER OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

     6.  TERM.

          6.1 This Agreement shall commence on the date hereof and shall continue until March 15, 1998, unless terminated by the mutual agreement of the parties or by ATG for Cause.

          6.2 Termination by ATG of this Agreement for "Cause" shall mean a termination upon the good faith determination of ATG that Pacific has failed to perform fully or faithfully its obligation under this Agreement.

          6.3 Notwithstanding termination of this Agreement, Sections 3, 4, 7, 8 and 9 hereof shall survive, provided however, Section 8 shall only survive termination for a period of three years.

     7.  CONFIDENTIAL INFORMATION.

          7.1 DEFINITION. Pacific recognizes that the relationship created by this Agreement may involve access by Pacific to information of substantial value to ATG, including, but not limited to, designs, drawings, plans, software, programs, material and manufacturing specifications, devices, trade secrets, applications, formulae, know-how, methods, techniques, and processes (whether related to ATG's patents, or otherwise), as well as financial, business, marketing and product development information, and customer lists relating to the ATG's products and operations (collectively, "Confidential Information"), provided that Confidential Information shall not include information:

          a) In the public domain or which subsequently falls into the public domain;

          b) Which Pacific can prove was known through a source independent of ATG prior to any communication by ATG; or

          c) Disclosed to Pacific in good faith by a third party having a legal right to do so.

          7.2 NON-DISCLOSURE. Pacific acknowledges and agrees that ATG represents that it owns or has the legal right to all right, title and interest in and to the Confidential Information. Pacific further agrees that it shall
(i) maintain the secrecy and confidentiality of all Confidential Information which comes to its attention, (ii) take all necessary precautions to prevent any disclosure of Confidential Information by any of its employees or agents, and
(iii) during the term of this Agreement and for so long as Confidential Information does not enter into the public domain through no act or omission of Pacific, neither publish, disclose nor disseminate any part of such Confidential Information in any manner, or use the same, without the prior written consent of ATG.

          7.3 INJUNCTIVE RELIEF. Pacific understands and agrees that the Confidential Information has special value, the loss of which cannot be reasonably or adequately compensated in damages or in an action at law, and therefore, in the event of any breach or violation of the provisions of this
Section 7 by Pacific, ATG shall be entitled to equitable relief by way of injunction without bond and without the necessity of proving actual damages, in addition to, and not in limitation of, any other relief or rights to which ATG may be entitled. The terms and provisions of this Section 7 shall survive any termination or expiration of this Agreement.

          7.4 AFTER FINAL TERMINATION. Pacific shall cease to use any Confidential Information and shall promptly return to ATG any and all physical, written and descriptive matter (including all reproductions and copies thereof) containing Confidential Information upon Final Termination, as defined below, or expiration of this Agreement.

     8. NON-COMPETITION. During the term hereof, Pacific and its officers and directors shall not, directly or indirectly, whether as an employee, employer, consultant, agent, officer, principal, partner, stockholder, director or any other individual or representative capacity, engage or participate in any business that is in competition in any manner with any business of ATG. If Pacific believes that such a conflict may arise from services provided to past or future clients, then Pacific shall immediately so advise ATG in writing of such fact and the parties shall mutually determine the appropriate course of action with respect to the potential conflict.

     9. REGISTRATION RIGHTS. If at any time Pacific desires to exercise the Option and resale of the Option Shares is not available under Rule 144 or such other comparable Rule, Pacific shall so notify ATG in writing and as soon as practicable ATG shall file a registration statement on Form S-8 or other applicable form with the Securities and Exchange Commission covering the Option Shares.

     10. ADJUSTMENT IN OPTION SHARES. In the event any change is made to the Common Stock by reason of any stock split, stock dividend, combination of shares, or other change affecting the outstanding Common Stock as a class without receipt of fair consideration, then appropriate adjustments will be made to (i) the total number of Option Shares subject to the Options and (ii) the exercise prices payable per share in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder. If ATG is the surviving entity in any merger or other business combination, then the Options, if outstanding immediately after such merger or other business combination shall be appropriately adjusted to apply and pertain to the number and class of securities to which Pacific immediately prior to such merger of other business combination would have been entitled to receive in the consummation of such merger or other business combination.

     11. NOTICES. All notices, requests, demands and other communications called for or contemplated hereunder shall be in writing, and shall be addressed to the Parties, their successors in interests or their assignees at the following addresses or such other addresses as the Parties may designate:

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

     If to ATG:          1017 South Mountain Avenue
                         Monrovia, California  91016

     If to Pacific:      1680 Greenfield Drive
                         Reno, Nevada  89509

Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fees prepaid, in a post office or branch post office regularly maintained by the United States Postal Service. Each of the parties hereto may change its address for purposes of this Section 11 by giving written notice of such change in the manner provided for in this
Section 11.

     12. ARBITRATION. Any dispute between the parties hereto arising out of or related to this Agreement shall be submitted for binding arbitration to the American Arbitration Association ("AAA"), or such other arbitration organization mutually acceptable, in accordance with its then current rules in Los Angeles County, California, and the parties hereto shall be bound by the results of such arbitration as confirmed in accordance with Section 1285 of the California Code of Civil procedure. The prevailing party shall be entitled to recover its costs and fees, including reasonable attorneys' fees, from the other party hereto, including costs and fees on appeal, if any. The trier-of-fact shall determine the identity of the prevailing party whether or not the arbitration proceeds to final judgment. Each party hereto consents to the personal jurisdiction of the AAA and Federal and State courts in Los Angeles County, California.

     13. APPLICABLE LAW. This Agreement is executed and intended to be performed in the State of California and the laws of such state shall govern its interpretation and effect

     14. INTEGRATED AGREEMENT. As to the subject matter of this Agreement, this Agreement constitutes the entire agreement of the parties and supersedes all prior agreements between the parties and all such prior agreements shall be deemed voluntarily terminated by the mutual consent of the parties hereto and shall be of no further force or effect, including, but not limited to, the Stock Option Agreement between ATG and Wright dated October 16, 1995.

     15. ASSIGNMENT. This Agreement is not assignable but shall be binding upon and shall inure to the benefit of the successors of each party hereto, provided however that the Option may be assigned to an officer or director of Pacific.

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

     16. SEVERABILITY. Any provision in this Agreement which is, by competent judicial authority, declared illegal, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without invalidating the remaining provisions hereof or affecting the legality, validity or enforceability of such provision in any other jurisdiction. The parties hereto agree to negotiate in good faith to replace any illegal, invalid or unenforceable provision of this Agreement with a legal, valid and enforceable provision that, to the extent possible, will preserve the economic bargain of this Agreement, or otherwise to amend this Agreement, including the provision relating to choice of law, to achieve such result.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


American Technologies Group, Inc.,      Pacific Trade and
a Nevada corporation                    Development Corp.,
                                        a Nevada corporation




By:/s/ John Collins                     By: /s/ Donald W. Wright
   ----------------                        ---------------------
   John Collins                            Donald W. Wright
   Chief Executive Officer                 Chairman



                                        /s/ Donald W. Wright
                                        --------------------
                                        Donald W. Wright
                                        individually as to  Sections 3.3 and 14
                                        only


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